Exhibit 99.1

Astrana Health, Inc. Reports Third Quarter 2025 Results

Company to Host Conference Call on Thursday, November 6, 2025, at 2:30 p.m. PT/5:30 p.m. ET

•	Reports total revenue of $956.0 million, up 100% year-over-year, and at the higher end of guidance

•	Reports adjusted EBITDA of $68.5 million, at the higher end of guidance

•	Closes Prospect Health acquisition where standalone third quarter performance exceeded expectations

•	Continuing to control medical costs well; reiterating full-year trend expectations

•	Updates full-year 2025 guidance to account for full-risk contract delays unrelated to core performance

ALHAMBRA, Calif., November 6, 2025 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the third quarter ended September 30, 2025.

“Astrana delivered solid third quarter results and demonstrated strong momentum in our first quarter of combined operations with Prospect Health,” said Brandon Sim, President and Chief Executive Officer. “Prospect’s performance exceeded our expectations, and integration is progressing well, expanding our scale, capabilities, and physician reach across key markets. While our full-year outlook reflects the updated timing of certain full-risk contract transitions, which we expect to complete in the first quarter of 2026, underlying clinical and cost trend performance across both the legacy Astrana and Prospect businesses remain strong. We continue to execute with discipline and focus on building a more coordinated, high-quality, and accessible care delivery platform for the long term.”

Financial Highlights for Third Quarter Ended September 30, 2025:

All comparisons are to the three months ended September 30, 2024 unless otherwise stated.

•	Total revenue of $956.0 million, up 100% from $478.7 million

•	Care Partners revenue of $897.7 million, up 97% from $455.8 million

•	Net income attributable to Astrana of $0.4 million

•	Earnings per share - diluted of $0.01

•	Adjusted EBITDA(1) of $68.5 million, up 52% from $45.2 million

Financial Highlights for Nine Months Ended September 30, 2025:

All comparisons are to the nine months ended September 30, 2024 unless otherwise stated.

•	Total revenue of $2,231.2 million, up 63% from $1,369.3 million

•	Care Partners revenue of $2,130.1 million up 64% from $1,301.4 million

•	Net income attributable to Astrana of $16.5 million

•	Earnings per share - diluted of $0.33

•	Adjusted EBITDA(1) of $153.0 million, up 13% from $135.3 million

(1) See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights

•	On July 1, 2025, the Company completed its previously announced acquisition of Prospect Health, including its California-licensed health plan (Prospect Health Plan), its medical groups in multiple states (Prospect Medical Groups), its management service organization (Prospect Medical Systems), its pharmacy (RightRx), and Foothill Regional Medical Center.

•	Announced a strategic partnership with Intermountain Health to expand access to coordinated, high-quality care across southern Nevada. The collaboration integrates Astrana’s provider network and clinics with Intermountain’s health system capabilities, with the goal of enhancing primary care access, improving patient outcomes, and advancing the region’s healthcare infrastructure through shared technology and care management programs.

•	Announced a new partnership with a provider group in Southern California within the Care Enablement business. The group serves more than 40,000 members in value-based care arrangements across all lines of business and will onboard to the Astrana platform in the first half of 2026.

Segment Results for three months ended September 30, 2025:

All comparisons are to the three months ended September 30, 2024 unless otherwise stated.

	Three Months Ended September 30, 2025
(in thousands)	Care Partners	Care Delivery	Care Enablement	Intersegment Elimination		Corporate Costs	Consolidated Total
Total revenues	$897,730	$86,871	$87,340	$(115,893)		$—	$956,048
% change vs. prior year quarter	97%	150%	113%

Cost of services	788,427	72,210	44,067	(45,848)		—	858,856
General and administrative	72,066	14,346	17,756	(69,964)		28,183	62,387
Depreciation and amortization	11,953	1,332	2,115	—		195	15,595
Total expenses	872,446	87,888	63,938	(115,812)		28,378	936,838

Income (loss) from operations	$25,284	$(1,017)	$23,402	$(81	)(1)	$(28,378)	$19,210
% change vs. prior year quarter	(35)%	(25)%	271%

(1) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

2025 Guidance:

Astrana is providing the following updated guidance for total revenue and Adjusted EBITDA for the year ending December 31, 2025 based on the Company’s existing business, current view of existing market conditions, and assumptions.

($ in millions)	Year Ending December 31, 2025
	Guidance Range
	Low	High
Total revenue	$3,100	$3,180
Adjusted EBITDA	$200	$210

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Thursday, November 6, 2025), during which management will discuss the results of the third quarter ended September 30, 2025. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810
International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=J8XerGef

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

About Astrana Health, Inc.

Astrana Health is a physician-centric, AI-powered healthcare company committed to delivering high-quality, patient-centered care. Built from the physician's perspective, Astrana combines its scalable care delivery infrastructure, proprietary technology platform, and aligned provider networks to enable proactive, preventive care at scale - improving patient outcomes, enhancing patient experiences, supporting provider well-being, and driving greater value across the healthcare system.

Today, Astrana supports more than 20,000 providers and over 1.6 million patients in value-based care arrangements through its affiliated provider networks, management services organization, and integrated care delivery clinics spanning primary, specialty, and ancillary care. Together, Astrana is building the healthcare system we all deserve - one that delivers better care, better experiences, and better outcomes for all. For more information, visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2025, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, statements about the Company's liquidity, and successful completion and implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q. Any forward-looking statements made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Grant Hesser, Investor Relations
grant.hesser@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$462,227	$288,455
Investment in marketable securities	1,221	2,378
Receivables, net (including amounts with related parties)	381,215	275,990
Income taxes receivable	—	19,316
Other receivables	9,891	29,496
Prepaid expenses and other current assets	23,162	22,861
Loans receivable	5,913	—

Total current assets	883,629	638,496

Non-current assets
Property and equipment, net	56,164	14,274
Intangible assets, net	285,060	118,179
Goodwill	863,266	419,253
Income taxes receivable, non-current	15,943	15,943
Loans receivable, non-current	48,474	51,266
Investments in other entities – equity method	18,462	39,319
Investments in privately held entities	8,896	8,896
Operating lease right-of-use assets	33,936	32,601
Other assets	23,356	16,667

Total non-current assets	1,353,557	716,398

Total assets(1)	$2,237,186	$1,354,894

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$209,747	$106,142
Fiduciary accounts payable	4,476	8,223
Medical liabilities	333,969	209,039
Income taxes payable	4,919	—
Operating lease liabilities	7,181	5,350
Current portion of long-term debt	47,865	9,375
Other liabilities	21,773	27,479

Total current liabilities	629,930	365,608

Non-current liabilities
Deferred tax liability	4,429	4,555
Operating lease liabilities, net of current portion	30,171	30,654
Long-term debt, net of current portion and deferred financing costs	1,002,026	425,299
Other long-term liabilities	15,906	14,610

Total non-current liabilities	1,052,532	475,118

Total liabilities(1)	1,682,462	840,726

Mezzanine deficit
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(234,351)	(202,558)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized, and zero shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 49,383,857 and 47,929,872 shares issued and outstanding, excluding 9,937,167 and 10,603,849 treasury shares, as of September 30, 2025 and December 31, 2024, respectively	49	48
Additional paid-in capital	473,008	426,389
Retained earnings	302,486	286,283
Total stockholders’ equity	775,543	712,720

Non-controlling interest	13,532	4,006

Total equity	789,075	716,726

Total liabilities, mezzanine deficit, and stockholders’ equity	$2,237,186	$1,354,894

(1) The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $1,302.4 million and $712.3 million as of September 30, 2025 and December 31, 2024, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $383.3 million and $207.9 million as of September 30, 2025 and December 31, 2024, respectively. These VIE balances do not include $173.9 million of investment in affiliates and $30.6 million of amounts due from affiliates as of September 30, 2025, and $224.9 million of investment in affiliates and $48.1 million of amounts due to affiliates as of December 31, 2024, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

ASTRANA HEALTH, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Capitation, net	$863,380	$431,401	$2,061,451	$1,239,885
Risk pool settlements and incentives	30,798	21,779	60,691	57,564
Management fee income	15,217	2,747	20,104	8,429
Fee-for-service, net	40,080	18,692	72,848	54,588
Other revenue	6,573	4,091	16,149	8,865

Total revenue	956,048	478,710	2,231,243	1,369,331

Operating expenses
Cost of services, excluding depreciation and amortization	858,856	405,218	1,984,756	1,148,422
General and administrative expenses	62,387	37,803	157,009	112,478
Depreciation and amortization	15,595	7,264	29,348	19,801

Total expenses	936,838	450,285	2,171,113	1,280,701

Income from operations	19,210	28,425	60,130	88,630

Other (expense) income
Income from equity method investments	1,019	1,353	532	2,887
Interest expense	(17,718)	(8,856)	(32,408)	(25,028)
Interest income	3,522	3,778	8,170	11,287
Unrealized (loss) gain on investments	(807)	(561)	(837)	415
Other income (loss)	445	2,673	(3,487)	4,522

Total other expense, net	(13,539)	(1,613)	(28,030)	(5,917)

Income before provision for income taxes	5,671	26,812	32,100	82,713

Provision for income taxes	4,594	7,831	14,586	25,004

Net income	1,077	18,981	17,514	57,709

Net income attributable to non-controlling interest	704	2,887	1,026	7,609

Net income attributable to Astrana Health, Inc.	$373	$16,094	$16,488	$50,100

Earnings per share – basic	$0.01	$0.34	$0.34	$1.05

Earnings per share – diluted	$0.01	$0.33	$0.33	$1.04

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$17,514	$57,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,348	19,801
Amortization of debt issuance cost	2,892	1,374
Share-based compensation	27,219	19,301
Non-cash lease expense	4,348	3,946
Deferred tax	(4,924)	(7,596)
Other	4,961	2,694
Changes in operating assets and liabilities, net of business combinations	36,125	(34,083)
Net cash provided by operating activities	117,483	63,146

Cash flows from investing activities
Payments for business acquisition, net of cash acquired	(548,553)	(115,494)
Proceeds from sale of equity method investment	15,100	—
Purchase of investment – equity method	—	(5,968)
Purchase of call option issued in conjunction with equity method investment	—	(3,907)
Issuance of loan receivable	(1,708)	(26,000)
Purchases of property and equipment	(7,042)	(5,500)
Other	4,261	(2,202)
Net cash used in investing activities	(537,942)	(159,071)

Cash flows from financing activities
Dividends paid	(6,329)	(2,114)
Borrowings on long-term debt	1,119,300	171,875
Repayment of long-term debt	(483,323)	(14,750)
Deferred financing cost	(19,205)	—
Payment of contingent liabilities	(8,284)	—
Taxes paid from net share settlement of restricted stock	(5,562)	(3,975)
Other	(914)	(623)
Net cash provided by financing activities	595,683	150,413

Net increase in cash, cash equivalents, and restricted cash	175,224	54,488

Cash, cash equivalents, and restricted cash, beginning of period	289,102	294,152

Cash, cash equivalents, and restricted cash, end of period	$464,326	$348,640

Supplemental disclosures of cash flow information
Cash paid for income taxes	$4,728	$38,270
Cash paid for interest	$30,184	$23,190

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$7,780	$13,303
Common stock issued in business combination	$—	$21,952
Draw on letter of credit through Revolver Loan	$—	$4,732
Common stock issued for contingent consideration payment	$2,600	$4,023
Elimination of note payable upon consolidation	$9,488	$—
Dividend paid in the form of common stock	$21,935	$—

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets that sum to the total amounts of cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows (in thousands):

	September 30,
	2025	2024
Cash and cash equivalents	$462,227	$347,994
Restricted cash (1)	2,099	646
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$464,326	$348,640

(1)	Restricted cash is included in other assets on the condensed consolidated balance sheets.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA as well as the reconciliation to Adjusted EBITDA margin for the three and nine months ended September 30, 2025 and 2024. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net income	$1,077	$18,981	$17,514	$57,709
Interest expense	17,718	8,856	32,408	25,028
Interest income	(3,522)	(3,778)	(8,170)	(11,287)
Provision for income taxes	4,594	7,831	14,586	25,004
Depreciation and amortization	15,595	7,264	29,348	19,801
EBITDA	35,462	39,154	85,686	116,255

Income from equity method investments	(1,019)	(1,353)	(532)	(2,887)
Other, net	26,340 (1)	1,206 (2)	40,597 (3)	2,663 (4)
Stock-based compensation	7,699	6,163	27,219	19,301
Adjusted EBITDA	$68,482	$45,170	$152,970	$135,332

Total revenue	$956,048	$478,710	$2,231,243	$1,369,331

Adjusted EBITDA margin	7%	9%	7%	10%

(1)	Other, net, for the three months ended September 30, 2025 relates to $13.0 million for a legal matter with a provider associated with CFC Health Plan, Inc, ("CFC HP"), $12.7 million for transaction and integration costs primarily for the acquisition of Prospect, certain costs associated with the CHS transaction, non-cash changes related to the change in the fair value of our call option and Collar Agreement, and severance fees incurred.

(2)	Other, net, for the three months ended September 30, 2024, relates to non-cash changes related to change in the fair value of our financing obligation to purchase remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company's Collar Agreement, non-cash gain on debt extinguishment related to one of our promissory note payables, and transaction costs incurred for our investments and tax restructuring fees.

(3)	Other, net, for the nine months ended September 30, 2025, relates to $13.0 million for a legal matter with a provider associated with CFC HP, $23.6 million for transaction and integration costs primarily for the acquisition of Prospect, debt issuance costs incurred in connection with our Second Amended and Restated Credit Facility, certain costs associated with the CHS transaction, non-cash changes related to change in the fair value of our call option and Collar Agreement, and severance fees incurred.

(4)	Other, net, for the nine months ended September 30, 2024, relates to a financial guarantee via a letter of credit that we provided in support of two local provider-led ACOs, non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company’s Collar Agreement, non-cash gain on debt extinguishment related to one of our promissory note payables, transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ending December 31, 2025
	Guidance Range
(in thousands)	Low	High
Net income	$23,500	$28,500
Interest expense	37,000	38,000
Provision for income taxes	18,000	22,000
Depreciation and amortization	45,500	45,500
EBITDA	124,000	134,000

Income from equity method investments	(2,000)	(2,000)
Other, net	42,000	42,000
Stock-based compensation	36,000	36,000
Adjusted EBITDA	$200,000	$210,000

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.